UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2016

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 18, 2016, the Board of Directors (the “Board”) of SunOpta Inc. (the “Company”) amended certain terms of the shareholder rights plan (the “Rights Plan”) contained in the shareholder rights plan agreement (the "Rights Plan Agreement") dated as of November 10, 2015 between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”). The Rights Plan is being presented for ratification at the annual and special meeting of SunOpta scheduled to be held on May 10, 2016. The amendments were made in response to comments from ISS Proxy Advisory Services, a branch of Institutional Shareholder Services Inc. (“ISS”), a proxy voting and corporate governance services firm.

The amendments provide for the following changes to the Rights Plan:

a)

the definitions of “Competing Permitted Bid” and “Permitted Bid” were amended to require that any such Take-over Bid shall contain irrevocable and unqualified conditions that Voting Shares may be deposited at any time during the period of time between the date of the Take-over Bid and the date on which the Voting Shares subject to the Take-over Bid may be taken up and paid for;

b)

the definition of “controlled” was amended so that a person is not considered to control another person that is not a corporation if the first person does not own more than 50% of the voting interests in the other person, even where the first person owns more than 50% of the equity interests in the other person;

c)

the definition of acting jointly or in concert was narrowed to eliminate some language that ISS viewed as giving board discretion in applying the definition and to clarify that customary agreements with and between underwriters or banking group or selling group members with respect to a distribution of securities and pledges of securities in the ordinary course of the pledgee’s business are excluded; and

d)

the amendment provisions of the Plan were narrowed to remove language that purported to permit the Board to make amendments to the Plan prior to the Meeting whether or not such amendments would materially adversely affect the interests of the holders of Rights generally.

The Company and the Rights Agent have executed an amended and restated shareholder rights plan agreement (the “Amended and Restated Rights Agreement”), reflecting the amendments. This summary description of the amendments does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Agreement filed with this report as Exhibit 4.1 and incorporated herein by reference.

ITEM 3.01.	MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

The disclosures set forth in Item 1.01 of this report are incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On April 18, 2016, the Company issued a press release announcing the amendments to the Rights Plan as described in Item 1.01. A copy of the press release is attached as Exhibit 99.1 to this report.

The Company has also filed with the Securities and Exchange Commission a supplement to its proxy statement relating to the annual and special meeting of SunOpta scheduled to be held on May 10, 2016, which describes the amendments to the Rights Plan.

The information in Item 7.01 of this Current Report on Form 8-K, including exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Jill Barnett

Jill Barnett
General Counsel

Date	April 19, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amended and Restated Shareholder Rights Plan Agreement, dated November 10, 2015, amended and restated as of April 18, 2016, between SunOpta Inc. and American Stock Transfer & Trust Company LLC, as rights agent.

99.1	Press Release dated April 18, 2016.